As filed with the Securities and Exchange Commission on March 23, 2007

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SAFARI HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	87-0792558
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

680 South 4th Street* Louisville, Kentucky	40202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

502-596-7300

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

*	The registrant is currently named Safari Holding Corporation. Before the closing of the transaction, the registrant will change its name and may change its address.

INFORMATION INCLUDED IN PRELIMINARY INFORMATION STATEMENT AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN PRELIMINARY INFORMATION STATEMENT

AND ITEMS OF FORM 10

This Registration Statement on Form 10 (the “Form 10”) incorporates by reference information contained in the preliminary information statement filed as Exhibit 99.1 hereto (the “preliminary information statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the preliminary information statement.

ITEM NO.	ITEM CAPTION	LOCATION IN THE PRELIMINARY INFORMATION STATEMENT
1.	Business	See “Summary,” “Summary Selected Historical and Pro Forma Financial Data,” “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “The Transaction,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business,” “Additional Agreements with AmerisourceBergen and Kindred,” “Where You Can Find More Information,” and “Index to Financial Statements.”

1A.	Risk Factors	See “Risk Factors.”

2.	Financial Information	See “Summary Selected Historical and Pro Forma Financial Data,” “Selected Historical Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Financial Information” and “Index to Financial Statements.”

3.	Properties	See “Our Business – Properties.”

4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners.”

5.	Directors and Executive Officers	See “Management.”

6.	Executive Compensation	See “Management.”

7.	Certain Relationships and Related Transactions; and Director Independence	See “Management,” “Master Transaction Agreement” and “Additional Agreements with AmerisourceBergen and Kindred.”

8.	Legal Proceedings	See “Our Business – Legal Proceedings.”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	Not applicable. See “Dividend Policy.”

10.	Recent Sales of Unregistered Securities	See “Description of our Capital Stock – Sales of Unregistered Securities.”
11.	Description of Registrant’s Securities to be Registered	See “The Transaction,” and “Description of Our Capital Stock.”

1

ITEM NO.	ITEM CAPTION	LOCATION IN THE PRELIMINARY INFORMATION STATEMENT
12.	Indemnification of Directors and Officers	See “Indemnification of Directors and Officers.”

13.	Financial Statements and Supplementary Data	See “Index to Financial Statements.”

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

15.	Financial Statements and Exhibits	See “Summary Selected Historical and Pro Forma Financial Data,” “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Financial Information” and “Index to Financial Statements.”

(a) Financial Statements

The following financial statements and financial statement schedule are included in the preliminary information statement and filed as part of the Registration Statement:

(1)	Report of Independent Registered Public Accounting Firm

(2)	Kindred Pharmacy Services, Inc., a wholly-owned subsidiary of Kindred Healthcare, Inc., Consolidated Financial Statements:

(A)	Consolidated Statements of Operations for the years ended December 31, 2006, 2005 and 2004

(B)	Consolidated Balance Sheets, December 31, 2006 and 2005

(C)	Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2006, 2005 and 2004

(D)	Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004

(E)	Notes to Consolidated Financial Statements

(F)	Schedule II – Valuation and Qualifying Accounts for the years ended December 31, 2006, 2005 and 2004

(3)	Report of Independent Registered Public Accounting Firm

(4)	PharmaSTAT, LLC Financial Statements

(A)	Statements of Operations and Members’ Equity for the seven months ended July 31, 2006 and the year ended December 31, 2005

(B)	Balance Sheets, July 31, 2006 and December 31, 2005

(C)	Statements of Cash Flows for the seven months ended July 31, 2006 and the year ended December 31, 2005

(D)	Notes to Financial Statements

(5)	Report of Independent Registered Public Accounting Firm

(6)	PharMerica LTC (a Carved-out Business of PharMerica, Inc., a wholly-owned subsidiary of AmerisourceBergen Corporation) Financial Statements

(A)	Balance Sheets, September 30, 2006 and 2005

(B)	Statements of Operations for the years ended September 30, 2006, 2005 and 2004

(C)	Statements of Parent’s Investment for the years ended September 30, 2006, 2005 and 2004

2

(D)	Statements of Cash Flows for the years ended September 30, 2006, 2005 and 2004

(E)	Notes to Financial Statements

(7)	PharMerica LTC (a Carved-out Business of PharMerica, Inc., a wholly-owned subsidiary of AmerisourceBergen Corporation) Unaudited Financial Statements

(A)	Balance Sheets, December 31, 2006 and September 30, 2006

(B)	Statements of Operations for the three months ended December 31, 2006 and 2005

(C)	Statements of Cash Flows for the three months ended December 31, 2006 and 2005

(D)	Notes to Unaudited Financial Statements

(b) Exhibits

The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Description
2.1	Master Transaction Agreement, dated as of October 25, 2006, by and among AmerisourceBergen Corporation, PharMerica, Inc., Kindred Healthcare, Inc., Kindred Pharmacy Services, Inc., Kindred Healthcare Operating, Inc., Safari Holding Corporation, Hippo Merger Corporation and Rhino Merger Corporation
3.1	Certificate of Incorporation of the registrant
3.2	Bylaws of the registrant
4.1*	Specimen common stock certificate of the registrant
10.1*	Form of Transition Services Agreement between Kindred Healthcare, Inc. and Safari Holding Corporation
10.2*	Form of Transition Services Agreement between AmerisourceBergen Corporation and Safari Holding Corporation
10.3	Tax Matters Agreement, dated as of October 25, 2006, by and among AmerisourceBergen Corporation, PharMerica, Inc., Kindred Healthcare, Inc., Kindred Pharmacy Services, Inc. and Safari Holding Corporation
10.4*	Form of Information Services Agreement between Kindred Healthcare, Inc. and Safari Holding Corporation
10.5#	Form of Prime Vendor Agreement between AmerisourceBergen Drug Corporation and Safari Holding Corporation
10.6#	Pharmacy Services Agreement dated as of July 1, 2006 between PharMerica Inc. and Ceres Strategies, Inc.
10.7#	Master Pharmacy Provider Agreement dated as of July 1, 2004 by and among Kindred Healthcare Operating, Inc., Kindred Hospitals East L.L.C., Kindred Hospitals West, L.L.C., Kindred Hospitals Limited Partnership, THC – Seattle, Inc., THC – Chicago, Inc., and Kindred Pharmacy Services, Inc.
10.8	Employment Agreement dated January 14, 2007 between Gregory S. Weishar, AmerisourceBergen Corporation, Kindred Healthcare, Inc. and Safari Holding Corporation
10.9*	Corporate Integrity Agreement dated as of March 29, 2005 between PharMerica, Inc., PharMerica Drug Systems, Inc., their subsidiaries and the Office of Inspector General of the United States Department of Health and Human Services
10.10*	Safari Holding Corporation Omnibus Incentive Plan
10.11*	Credit Agreement among NewCo and the lenders from time to time party thereto
21.1*	Subsidiaries of the registrant
99.1	Preliminary information statement dated March 23, 2007

#	Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.
*	To be filed by amendment.

3

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SAFARI HOLDING CORPORATION

Date: March 23, 2007	By:	/s/ GREGORY S. WEISHAR
	Name:	Gregory S. Weishar
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Master Transaction Agreement, dated as of October 25, 2006, by and among AmerisourceBergen Corporation, PharMerica, Inc., Kindred Healthcare, Inc., Kindred Pharmacy Services, Inc., Kindred Healthcare Operating, Inc., Safari Holding Corporation, Hippo Merger Corporation and Rhino Merger Corporation

3.1	Certificate of Incorporation of the registrant

3.2	Bylaws of the registrant

4.1*	Specimen common stock certificate of the registrant

10.1*	Form of Transition Services Agreement between Kindred Healthcare, Inc. and Safari Holding Corporation

10.2*	Form of Transition Services Agreement between AmerisourceBergen Corporation and Safari Holding Corporation

10.3	Tax Matters Agreement, dated as of October 25, 2006, by and among AmerisourceBergen Corporation, PharMerica, Inc., Kindred Healthcare, Inc., Kindred Pharmacy Services, Inc. and Safari Holding Corporation

10.4*	Form of Information Services Agreement between Kindred Healthcare, Inc. and Safari Holding Corporation

10.5#	Form of Prime Vendor Agreement between AmerisourceBergen Drug Corporation and Safari Holding Corporation

10.6#	Pharmacy Services Agreement dated as of July 1, 2006 between PharMerica Inc. and Ceres Strategies, Inc.

10.7#	Master Pharmacy Provider Agreement dated as of July 1, 2004 by and among Kindred Healthcare Operating, Inc., Kindred Hospitals East L.L.C., Kindred Hospitals West, L.L.C., Kindred Hospitals Limited Partnership, THC – Seattle, Inc., THC – Chicago, Inc., and Kindred Pharmacy Services, Inc.

10.8	Employment Agreement dated January 14, 2007 between Gregory S. Weishar, AmerisourceBergen Corporation, Kindred Healthcare, Inc. and Safari Holding Corporation

10.9*	Corporate Integrity Agreement dated as of March 29, 2005 between PharMerica, Inc., PharMerica Drug Systems, Inc., their subsidiaries and the Office of Inspector General of the United States Department of Health and Human Services

10.10*	Safari Holding Corporation Omnibus Incentive Plan

10.11*	Credit Agreement among NewCo and the lenders from time to time party thereto

21.1*	Subsidiaries of the registrant

99.1	Preliminary information statement dated March 23, 2007

#	Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.
*	To be filed by amendment.